Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 26 to Registration Statement No. 2-98494 on Form N-1A of our report dated October 13, 2000 relating to the financial statements of Federated U.S. Government Bond Fund appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.

Boston, Massachusetts
October 23, 2000